SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):April 17, 2007

 AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Sale of Unregistered Securities

On April 17, 2007, the Company entered into a Securities Purchase Agreement with Satellite Fund II, L.P., Satellite Fund IV, L.P., The Apogee Group, LLC, and Satellite Fund V, LLC (collectively, the "Note Purchasers"), whereby the Company agreed to issue 16% Senior Subordinated Notes, due December 30, 2011 ("Subordinated Notes"), with an aggregate principal amount of $28 million.  Under the Securities Purchase Agreement, the Note Purchasers also were issued Warrants to purchase up to 171,473 shares of the Company's Common Stock, which are subject to registration rights pursuant to an Investor's Registration Rights Agreement.  At the April 17 closing, an initial issuance of $10 million of the Subordinated Notes was made to the Note Purchasers.

Contemporaneously with the Subordinated Note transaction closing, the Company and National City Bank, California Bank & Trust, First Bank, and Bridge Bank, National Association entered into a Second Amended and Restated Credit Agreement (the "Restated Credit Agreement").  The Restated Credit Agreement provides for a three-year term, provides for an $25 million increase in the maximum amount available under the credit facility to $80 million and has provisions allowing the Company to increase the maximum amount available under the credit facility to $110 million.

Item 9.01 Exhibit and Financial Statements.

The following Exhibits are being furnished with this Form 8-K:

Exhibit 10.1  Form of Securities Purchase Agreement
Exhibit 10.2  Form of Warrant
Exhibit 10.3  Form of Investor Rights Agreement
Exhitib 10.4  Form of Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 17, 2007

AEROCENTURY CORP
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer